As filed with the Securities and Exchange Commission on August 6, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            LAKE FOREST MINERALS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   26-2862618
                        (IRS Employer Identification No.)

                          711 S. Carson Street, Suite 4
                              Carson City, NV 89701
                             Telephone (206)588-1285
   (Address and telephone number of registrant's principal executive offices)

                            Michael M. Kessler, Esq.
                       3436 American River Drive, Suite 11
                              Sacramento, CA 95864
                             Telephone (916)239-4000
                                Fax (916)239-4008
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed       Proposed
  Title of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered           Share        Price (2)        Fee (1)
--------------------------------------------------------------------------------
Common Stock        3,000,000            $.01          $30,000          $1.18
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                           LAKE FOREST MINERALS, INC.
               3,000,000 SHARES OF COMMON STOCK AT $.01 PER SHARE

This is the initial offering of common stock of Lake Forest Minerals Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a price of $0.01 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______________ (date to be added upon effectiveness).

Lake Forest Minerals Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Lake Forest Minerals which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock          $.01           $30,000            $0             $30,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                  Subject to Completion, Dated _______________

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS .....................................................  3
     General Information about Our Company ................................  3
     The Offering .........................................................  3
RISK FACTORS ..............................................................  4
     Risks Associated With Our Company ....................................  4
     Risks Associated With This Offering ..................................  7
USE OF PROCEEDS ...........................................................  9
DETERMINATION OF OFFERING PRICE ...........................................  9
DILUTION ..................................................................  9
PLAN OF DISTRIBUTION ...................................................... 10
     Offering will be Sold by Our Officer and Director .................... 10
     Terms of the Offering ................................................ 11
     Deposit of Offering Proceeds ......................................... 11
     Procedures for and Requirements for Subscribing ...................... 11
DESCRIPTION OF SECURITIES ................................................. 12
INTEREST OF NAMED EXPERTS AND COUNSEL ..................................... 12
DESCRIPTION OF OUR BUSINESS ............................................... 13
     Glossary ............................................................. 13
     General Information .................................................. 14
     Acquisition of Mineral Claim ......................................... 15
     Location, Access, Climate, Local Resources and Infrastructure ........ 15
     History .............................................................. 17
     Geological Setting ................................................... 18
     Competition .......................................................... 18
     Compliance with Government Regulations ............................... 19
     Patents, Trademarks, Franchises, Royalty Agreements, Labor Contracts.. 19
     Need for Government Approval of Products or Services ................. 19
     Research and Development Costs during the last two years ............. 19
     Employees and Employment Agreements .................................. 20
DESCRIPTION OF PROPERTY ................................................... 20
LEGAL PROCEEDINGS ......................................................... 20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .................. 20
WHERE YOU CAN FIND MORE INFORMATION ....................................... 22
FINANCIAL STATEMENTS ...................................................... 22
PLAN OF OPERATION ......................................................... 22
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON .................. 25
EXECUTIVE COMPENSATION .................................................... 26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT ............. 28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................ 28
INDEMNIFICATION ........................................................... 28

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "the Company", "Lake Forest" and "Lake Forest Minerals" are to Lake Forest Minerals Inc.

Lake Forest Minerals was incorporated in the State of Nevada on June 23, 2008 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history.

We received our initial funding of $12,000 through the sale of common stock to our officer, Jeffrey Taylor, who purchased 8,000,000 shares of our common stock at $0.0015 per share on June 26, 2008. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception through the year ended June 30, 2008 report no revenues and a net loss of $5,950. Moore & Associates, Certified Public Accountants, our independent auditor, has issued an audit opinion for Lake Forest Minerals which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property (the Vin Mineral Claim) may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a deposit of gold or copper we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered     3,000,000 shares of common stock.

Price per Share              $0.01

Offering Period              The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                 $30,000

Securities Issued
 and Outstanding             8,000,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration costs           We estimate our total offering registration costs
                             to be $4,852.

                                  RISK FACTORS

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to consummate a merger or business combination, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Readers should carefully review this annual report in its entirety, including but not limited to our financial statements and the notes thereto. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Vin mineral property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 23, 2008 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim through an option agreement with T.L. Sadlier-Brown. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Vin mineral property and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

WE WILL BE SUBJECT TO COMPETITION FOR SUBCONTRACTORS TO CARRY OUT OUR EXPLORATION PROGRAM AND UNFORESEEN LIMITED SOURCES OF SUPPLIES IN THE INDUSTRY IN THE EVENT SPOT SHORTAGES ARISE FOR SUPPLIES SUCH AS DYNAMITE, AND CERTAIN EQUIPMENT SUCH AS BULLDOZERS AND EXCAVATORS THAT WE WILL NEED TO CONDUCT EXPLORATION.

     We have not yet attempted to locate or negotiate with any subcontractors or suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR LAKE FOREST MINERALS WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of the financial statements included in this prospectus, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on the Vin mineral property, and therefore we will need the funds from this offering to complete our business plan. As of June 30, 2008, we had cash in the amount of $6,050.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF GOLD OR COPPER RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper or other minerals. We have a geological report detailing previous exploration in the area. However; there is the possibility that the previous work was not carried out properly and the Vin property does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE MINERAL PROPERTY, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF GOLD, COPPER OR OTHER MINERALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the Vin mineral property, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. Annual precipitation is approximately 10 inches of rain per year and about 16 to 20 inches of snow which falls October through March. If the roads are impassable we would be delayed in our exploration timetable.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF JEFFREY TAYLOR COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our officer Jeffrey Taylor. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT OFFICER HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Jeffrey Taylor currently devotes approximately 10 hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Jeffrey Taylor, our officer and director, who will receive no commissions. He plans to offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on FINRA's OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Lake Forest Minerals, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.0015 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (8,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.007 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the costs of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

JEFFREY TAYLOR, THE DIRECTOR AND OFFICER OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 72% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of Mr. Taylor's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

JEFFREY TAYLOR WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company Mr. Taylor will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $30,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

               Total Proceeds to the Company              $30,000

               Phase One Exploration Program               15,000
               Administration and Office Expense            2,500
               Legal and Accounting                         7,000
               Working Capital                              5,500
                                                          -------

               Total Use of Net Proceeds                  $30,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of June 30, 2008, the net tangible book value of our shares was $6,050 or $0.0008 per share, based upon 8,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $30,000, the net tangible book value of the 11,000,000 shares to be outstanding will be $36,050, or approximately $.003 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (8,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per share) of $.007 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.003 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 72% of the total number of shares then outstanding, for which he will have made an investment of $12,000, or $.0015 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 28% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .01
     Net Tangible Book Value Prior to this Offering       $ .0008
     Net Tangible Book Value After Offering               $ .003
     Immediate Dilution per Share to New Investors        $ .007

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder        $.0015       8,000,000          72%          $12,000

     Investors in
     This Offering      $.01         3,000,000          28%          $30,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Jeffrey Taylor, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $30,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Lake Forest Minerals Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 72% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended June 30, 2008, included in this prospectus, have been audited by Moore & Associates, Chartered, Certified Public Accountants. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Michael M. Kessler, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

T.L. Sadlier-Brown, Professional Geologist, has provided us with the geology report on which the exploration program contained herein is based.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report.

The Vin Claim is assigned Tenure Number 552520 and is in good standing to February 22nd 2009. The property comprises 458.779 hectares included within 22 Mineral Title Grid Units. If our claim does not contain any reserves of gold, copper or other minerals all funds that we spend on exploration will be lost. If we complete our current exploration program and are successful in identifying a mineral deposit we will need to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                            GLOSSARY OF MINING TERMS

"Anomalous"              A departure from the norm which may indicate the
                         presence of mineralization
"Basalt"                 An extrusive volcanic rock
"BCDM"                   British Columbia Department of Mines
"Chalcopyrite"           A sulphide mineral of copper and iron; the most
                         important ore mineral in copper
"Copper" or "Cu"         A reddish or salmon-pink isometric mineral, the native
                         metallic element of copper. It is ductile and
                         malleable, a good conductor of heat and electricity,
                         usually dull and tarnished
"Diamond drill"          A rotary type of rock drill that cuts a core of rock
                         that is recovered in long cylindrical sections
Fault"                   A fracture dividing a rock into two sections that have
                         visibly moved relative to each other
"Flows"                  Volcanic rock formed from lava that flowed out onto the
                         earth's surface
"Geological mapping"     The process of observing and measuring geological
                         features in a given area and plotting these features,
                         to scale, onto a map
"Geophysical survey"     A method of exploration that measures the physical
                         properties of rock formations including magnetism,
                         specific gravity, electrical conductivity and
                         resistance
"Gold" or "Au"           A heavy, soft, yellow, ductile, malleable, metallic
                         element. Gold is a critical element in computer and
                         communications technologies
"Metamorphic"            A rock that has undergone chemical or structural
                         changes (heat, pressure, or a chemical reaction) that
                         causes changes to its original state - High-grade
                         metamorphic is a large amount of change
"Mineral claim"          A portion of land held either by a prospector or a
                         mining company, in British Columbia each claim is 500m
                         x 500m (1,640 ft2)
"Ore"                    A mixture of mineralized rock from which at least one
                         of the metals can be extracted at a profit
"Precious metal"         Any of several metals, including gold and platinum,
                         that have high economic value - metals that are often
                         used to make coins or jewelry
"Pyrite"                 A yellow iron sulphide mineral - sometimes referred to
                         as "fools gold"
"Quartz"                 Common rock forming mineral consisting of silicon and
                         oxygen
"Sedimentary rocks"      Secondary rocks formed from material derived from other
                         rocks and laid down underwater.
"Silver" or "Ag"         A white metallic element that is ductile, very
                         malleable and capable of a high polish. This precious metal has major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterlingware

"Soil sampling"          The collecting of samples of soil, usually 2 pounds per
                         sample, from soil thought to be covering mineralized
                         rock. The samples are submitted to a laboratory that
                         will analyze them for mineral content
"Trenching"              The digging of long, narrow excavation through soil, or
                         rock, to expose mineralization
"Vein"                   A crack in the rock that has been filled by minerals
                         that have traveled upwards from a deeper source
"Volcanic rocks"         Igneous rocks formed from magma that has flowed out or
                         has been violently ejected from a volcano

GENERAL INFORMATION

The Vin property covers a gold soil geochemical anomaly located in the southern interior of British Columbia 40 km north of the town of Princeton. It comprises
458.779 ha of forested Crown Land held in good standing to February 22, 2009. It lies in a largely overburden-covered area underlain principally by the Triassic volcanic rocks of the Nicola Group.

The area was subjected to a regional soil geochemical survey by Fairfield Minerals in 1991. A field examination, which included a preliminary geological assessment of the area of the soil anomaly and a limited amount of additional soil sampling was carried out by the geologist on June 25th and 26th, 2007.

The available geochemical data is consistent with the presence of an elongate mineralized structure concealed beneath the glacial overburden in the immediate area of the anomaly. Accordingly, a two-phase program of geochemical and geophysical survey work is recommended to evaluate the area. The estimated cost of the proposed field work is US$15,000 for the initial phase and an additional US$55,000 for a second phase which would be contingent upon the Phase I results.

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. The town of Princeton offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies).

A two-phase exploration program to evaluate the area is considered appropriate and is recommended by the consulting geologist in his report. Detailed prospecting, mapping and reconnaissance MMI soil geochemical surveys of the claim area is recommended.

The cost of the proposed program is $15,000 for the initial phase of exploration work and $55,000 for the contingent second phase. We plan to commence Phase 1 of the exploration program in spring 2009 if we are able to raise the necessary funds from this offering.

The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of gold, copper or other minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claim if mineralization is found.

ACQUISITION OF THE MINERAL CLAIM

On June 26, 2008 we entered into a Mineral Property Purchase Agreement with T.L. Sadlier-Brown which grants to Lake Forest Minerals the sole and exclusive right, privilege and option to explore the Vin mineral claim together with the sole and exclusive right, privilege and option to purchase the claims upon the following terms and conditions:

     1. Lake Forest Minerals will have the sole and exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims save and except for the obligation to pay a Royalty for 2% net smelter returns to T.L. Sadlier-Brown in the event the Property achieves commercial production.

     2. In order to maintain the Option in good standing and exercise the Option in full the Purchaser shall, subject to regulatory approval:

          (a)  $2,500 by June 30, 2008;
          (b)  an additional $5,000 by June 30, 2009; and
          (c)  an additional $7,500 by June 30, 2010.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM").

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Vin Claim straddles the northeast-trending valley of Vinson Lake about 40 km north of the town of Princeton or 45 km southeast of the town of Merritt. Both communities are supply and service centers for the southern interior of B.C. The claim is centered approximately at UTM coordinates 0685000E, 5520000N in an incised plateau area of moderate relief between elevations of about 4,600 and 5,250 feet above sea level.

The region is largely mantled in glacial overburden consisting of till, clay and silt with local areas of gravel and regolith. Bedrock exposures appear to be confined, for the most part, to higher elevations and steep slopes but are sufficiently abundant to permit reconnaissance scale geological mapping. The area is forested mainly by dense stands of pine and minor deciduous groves consisting of birch and poplar. The coniferous forest has been extensively harvested and logging is ongoing in the area.

The claim area is drained by several small tributaries to Vinson and Dillard Creeks which flow westerly contributing to Summers Creek at the south end of Missezula Lake. Summers Creek is a tributary of Alison Creek and, ultimately, the Similkameen, Okanagan and Columbia Rivers.

The property lies within the Interior Plateau climate zone, a region where mean temperatures range between 5(Degree) to 23(Degree) in the winter and from 68(Degree) to 86(Degree) during the summer months. Total monthly precipitation varies from a low of less than 1 inch during March, the driest month, to over 2 inches in July. Snow may be expected from October through March with between 16 and 20 inches occurring in each of December and January.

Access from Merritt is east via Highway 97C to the Loon Lake turnoff, from there south on well-maintained gravel forest roads to Buck Lake then southerly about 2 miles to the property at Vinson Lake. From Princeton the site is accessed via Route 5A north to about 31 miles to the Missezula Lake turnoff then easterly about 12 miles to the Buck Lake and Vinson Lake areas. The property is traversed by two forest roads and is partly clear-cut.




                      [MAP SHOWING THE PROPERTY LOCATION]

                        [MAP SHOWING THE CLAIM LOCATION]




HISTORY

The general area was first prospected during the late 1800s at which time a number of copper and gold occurrences were discovered in the nearby Aspen Grove, Princeton and Tulameen areas. Among these were the Copper Mountain deposits which became the Granby and later Similco Mines south of Princeton and the gold-platinum placers in the Tulameen area. Placer gold was also mined from Siwash and Shrimpton Creeks which lie respectively 2 miles east and 4 miles north of the Vin Claim.

In 1986 a high-grade gold-quartz occurrence was discovered near Siwash Lake 6 miles northeast of the Vin Claim during a geochemical and conventional prospecting program carried out on behalf of Fairfield Minerals. This deposit became the Siwash Mine (now called the Elk Mine) which was placed into production by Fairfield in 1992 and, during the 1990s, produced 51,750 ounces of gold from a small open pit. Its discovery resulted in a substantial amount of exploration work - including that done in the Vinson Lake area - and the staking of a large number of mineral claims in the area during the early and mid 1990s. In 2001 Fairfield amalgamated with Almaden Resources Corp. to form Almaden Minerals Ltd., the current owner of the Elk Mine. According to Alamaden's February 2007 news release, the reported measured, indicated and inferred reserves at the Elk Mine total 1.94 million tons containing 473,000 ounces of gold. Exploration work on the mine property is ongoing. Although subsequent regional exploration work has not identified any additional comparable mineral occurrences several subtle geochemical anomalies have been found including that on the Vin Claim.

GEOLOGICAL SETTING

REGIONAL GEOLOGY

The Vin property lies in a region characterized by extensive glacial overburden and, con-sequently, data on the bedrock geology is limited. Available outcrops, however, suggest that the regional geology is dominated by the upper Triassic volcanic rocks of the Eastern Belt of the Nicola Group (uTrNE) as depicted in mapping by the B.C. Geological Survey (BCGS).

PROPERTY GEOLOGY & MINERALIZATION

The only outcrops observed within the claim area consist of exposures of andesite and dacite on the steep west-facing slope a few hundred yards east of Vinson Lake and in an area of moderate terrain about half a mile east of the lake. The rocks are variably grey to green in color and could be termed greenstones. They are generally fine-grained, locally porphyritic and, in some instances, exhibit an equigranular intrusive texture suggesting that they may be dikes or sills. They are considered to represent part of the Eastern Belt of the Nicola terrain in the area of interest.

The bedrock exposures lie in an area of steep, but not extreme, terrain less than 100 yards north of a coincident copper and gold soil geochemical anomaly described by Cormier (1992) that defines the area of interest. The anomalous area is an elongate feature extending for about 1,300 yards on a bearing of about 100(Degree) from a point just west of the south end of Vinson Lake and through the central part of the Vin Claim. It contains a cluster of elevated soil gold geochemical values ranging up to 76 ppb Au against a background of
<5ppb Au. The coincident copper anomaly is discontinuous but nevertheless distinct and contains values ranging up to 288 ppm Cu.

The anomalous area parallels the base of a moderate east-west trending slope and coincides in part with the valley of a small stream. These surface features suggest the presence of a geological structure such as a fault, lithological contact or vein - but it is also possible that they are attributable only to the morphology of the glacial drift that blankets much of the area.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in the U.S., Canada and around the world for the sale of gold, copper and other minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL OF PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Jeffrey Taylor. Mr. Taylor currently devotes 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The company's corporate documents are stored at the home of our president for no charge. The telephone number is
(206)588-1285. The mailing address for the company is 711 S. Carson Street, Suite 4, Carson City, NV 89701. This is the address of our resident agent in Nevada. Due to the company's limited capital resources and the nature of its business we determined this was the best arrangement for the company. Management believes the current arrangement is sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Lake Forest Minerals with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Lake Forest Minerals had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation

M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

To date, we have not registered securities pursuant to Section 12 of the Act which means we are considered a "voluntary filer" under SEC regulations. We are, therefore, not currently obligated to file any periodic reports under the Exchange Act, to follow the SEC's proxy rules or to distribute an annual report to our securities holders. However, we intend to file annual, quarterly and special reports, and other information with the SEC, even though we are not required to do so. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements of Lake Forest Minerals Inc. for the year ended June 30, 2008, and related notes, included in this prospectus have been audited by Moore & Associates, Chartered, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                                PLAN OF OPERATION

Our current cash balance is $6,050. We believe our cash balance is sufficient to cover the expenses we will incur during the next twelve months in a limited operations scenario or until we raise the funding from this offering. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $12,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper and other minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program. In addition to the $15,000 we anticipate spending for the first phase of the exploration program as outlined below, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $30,000. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report.

COST PROPOSAL

PHASE I
Soil sampling survey: ~ 3 line km                                                5,000
Geochemical analyses: 34 element ICP + Au FA & AA; ~400 samples @ $22            6,000
Camp costs; mobilization & demobilization                                        2,500
Data evaluation, interpretation and report preparation                           1,500
                                                                               -------
     Sub-total                                                                  15,000     15,000

PHASE II
Provision for geophysical surveys                                               35,000
Provision for detailed mapping, trenching & rock sampling and assays            10,000
Data evaluation, interpretation and report preparation                           5,000
                                                                                 5,000
     Sub-total                                                                  55,000     55,000
                                                                                ------     ------
     GRAND TOTAL                                                                           70,000
                                                                                           ======

Phase 2 is contingent upon favorable results from Phase 1.

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in spring 2009, as soon as weather permits. We expect this phase to take 15 days to complete and an additional two to three months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program if we are able to raise the necessary funds. The estimated cost of this program is $55,000 and will take approximately 3 weeks to complete and an additional two to three months for the consulting geologist to receive the results from the assay lab and prepare his report.

We have a verbal agreement with T.L. Sadlier-Brown, the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the exploration program if we find mineralization.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for our exploration program. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will proceed with phase two and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program and there are no remaining funds in the company. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Vin Mineral Claim. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $12,000 through the sale of common stock to Jeffrey Taylor, our officer and director, who purchased 8,000,000 shares of our common stock at $0.0015 per share in June, 2008. Our financial statements from inception (June 23, 2008) through the year ended June 30, 2008 report no revenues and a net loss of $5,950.

SIGNIFICANT ACCOUNTING POLICIES

YEAR END - The Company's yearend is June 30.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from June 23, 2008 (Date of Inception) through June 30, 2008, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on June 23, 2008 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The officer and director of Lake Forest Minerals, whose one year terms will expire 6/30/09, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address           Age    Position      Date First Elected    Term Expires
--------------           ---    --------      ------------------    ------------

Jeffrey Taylor            42    President,          6/24/08            6/30/09
711 S. Carson Street            Secretary,
Suite 4                         Treasurer,
Carson City, NV  89701          CFO, CEO &
                                Director

The foregoing person is a promoter of Lake Forest Minerals Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Jeffrey Taylor currently devotes 10 hours per week to company matters, in the future he intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

BACKGROUND INFORMATION

JEFFREY TAYLOR has been the President, Secretary, Treasurer and a Director of Lake Forest Minerals since June 24, 2008.

From 1995 to present Mr. Taylor has been the owner and operator of Stump Grinding Northwest, a privately held company located in Washington State.

From 1993 to 1995 he worked as a loan officer for Home Lending Associates and Eagle Mortgage in Bellevue, Washington.

From 1990 to 1992 he worked as an Urban Forester for Puget Power, a utility company in Washington State.

Mr. Taylor earned a Bachelor of Science Degree in Forest Management from The University of Washington in 1989.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Jeffrey Taylor.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Jeffrey         2008     0          0           0           0          0             0            0          0
Taylor,
President,
CFO & CEO

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Jeffrey       0               0              0           0           0           0            0           0            0
Taylor,
CEO & CFO

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Jeffrey Taylor,     0          0          0             0               0               0             0
Director

There are no current employment agreements between the company and its executive officer.

In June 2008 Jeffrey Taylor purchased 8,000,000 shares of our common stock at $0.0015 per share. The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. Taylor currently devotes approximately 10 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Lake Forest Minerals voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
     Name of                    Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------

Jeffrey Taylor                8,000,000      8,000,000       100%         72%
711 S. Carson Street
Suite 4
Carson City, NV  89701

All Officers and
Directors as a Group          8,000,000      8,000,000       100%         72%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Taylor will not be paid for any underwriting services that he performs on our behalf with respect to this offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

In June 2008 Mr. Taylor purchased 8,000,000 shares of our common stock at $0.0015 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lake Forest Minerals Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Lake Forest Minerals Inc. (An Exploration Stage Company) as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception (June 23, 2008) through June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Forest Minerals Inc. (An Exploration Stage Company) as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception (June 23, 2008) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $5,950 through June 30, 2008, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
------------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
July 25, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
                           (Expressed in U.S. Dollars)
                                    (Audited)


                                                                      June 30,
                                                                        2008
                                                                      -------
                                   A S S E T S

CURRENT ASSETS
   Cash                                                               $ 6,050
                                                                      -------
       Total Current Assets                                             6,050
                                                                      -------

       Total  Assets                                                  $ 6,050
                                                                      =======

                              L I A B I L I T I E S

 CURRENT LIABILITIES

                                                                      $    --
                                                                      -------
       Total Current Liabilities                                           --
                                                                      -------

                       S T O C K H O L D E R S ' E Q U I T Y

 Common Stock
   75,000,000 authorized shares, par value $0.001
   8,000,000 shares issued and outstanding                              8,000
 Additional Paid-in-Capital                                             4,000
 Deficit accumulated during exploration stage                          (5,950)
                                                                      -------
       Total Stockholders' Equity                                       6,050
                                                                      -------

       Total Liabilities and Stockholders' Equity                     $ 6,050
                                                                      =======


   The accompanying notes are an integral part of these financial statements.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
                           (Expressed in U.S. Dollars)
                                   (Audited)

                                                               Period from
                                                              June 23, 2008
                                                           (Date of inception)
                                                                through
                                                                June 30,
                                                                  2008
                                                               ----------
REVENUES:
  Revenues                                                     $       --
                                                               ----------
      Total Revenues                                                   --

EXPENSES:
  Operating Expenses
    Impairment of mineral property                                  2,500
    General and Adminstrative                                         100
    Professional Fees                                               3,350
                                                               ----------
      Total Expenses                                                5,950
                                                               ----------

      Net loss from Operations                                     (5,950)

PROVISION FOR INCOME TAXES:
  Income Tax Benefit                                                   --
                                                               ----------

      Net Income (Loss) for the period                         $   (5,950)
                                                               ==========

Basic and Diluted Earnings Per Common Share                    $    (0.00)
                                                               ==========
Weighted Average number of Common Shares
 used in per share calculations                                 4,571,429
                                                               ==========


   The accompanying notes are an integral part of these financial statements.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Statement of Stockholders' Equity
         For the period from June 23, 2008 (inception) to June 30, 2008
                           (Expressed in U.S. Dollars)
                                    (Audited)

                                                              $0.001       Paid-In     Accumulated    Stockholders'
                                                 Shares      Par Value     Capital       Deficit         Equity
                                                 ------      ---------     -------       -------         ------
Balance, June 23, 2008 (Date of Inception)            --      $    --      $    --      $     --        $     --

Stock Issued for cash at $0.0015 per share     8,000,000        8,000        4,000            --          12,000
 on June 26, 2008

Net Loss for the Period                               --           --           --        (5,950)         (5,950)
                                               ---------      -------      -------      --------        --------

Balance, June 30, 2008                         8,000,000      $ 8,000      $ 4,000      $ (5,950)       $  6,050
                                               =========      =======      =======      ========        ========


   The accompanying notes are an integral part of these financial statements.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                           (Expressed in U.S. Dollars)
                                    (Audited)

                                                               Period from
                                                              June 23, 2008
                                                          (Date of inception) to
                                                                June 30,
                                                                  2008
                                                                --------
OPERATING ACTIVITIES:
  Net Loss                                                      $ (5,950)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Impairment of mineral property                                2,500
                                                                --------
Net Cash Provided from Operating Activities                       (3,450)
                                                                --------
INVESTING ACTIVITIES:
  Mineral property option payment                                 (2,500)
                                                                --------
Net Cash Used in Investing Activities                             (2,500)
                                                                --------
FINANCING ACTIVITIES:
  Common Stock issued for cash                                    12,000
                                                                --------
Net Cash Provided from Financing Activities                       12,000
                                                                --------

Net Increase in Cash                                               6,050
                                                                --------

Cash Balance, Beginning of Period                                     --
                                                                --------

Cash Balance, End of Period                                     $  6,050
                                                                ========

Supplemental Cashflow Information:
  Tax                                                                 --
                                                                --------
  Interest                                                            --
                                                                --------


   The accompanying notes are an integral part of these financial statements.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


1.  DESCRIPTION  OF  BUSINESS,  HISTORY  AND SUMMARY OF  SIGNIFICANT  ACCOUNTING
POLICIES

DESCRIPTION OF BUSINESS AND HISTORY - Lake Forest Minerals Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Lake Forest Minerals") was incorporated in the State of Nevada on June 23, 2008. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. During the initial period ending June 30, 2008, the Company entered into an option agreement to acquire certain mineral claims located in British Columbia (refer to Note 3).

The Company's operations have been limited to general administrative operations, initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The Company will review and further develop the accounting policies as the business plan is implemented.

The Company is planning to file a form S-1 Registration Statement in connection with a planned prospectus offering of up to 3,000,000 shares of the Company's common stock at a price of $0.01 per share for gross proceeds of $30,000.

MANAGEMENT OF COMPANY - The Company filed its articles of incorporation with the Nevada Secretary of State on June 23, 2008, indicating Sandra L. Miller on behalf of Resident Agents of Nevada, Inc. as the sole incorporator. The initial list of officers filed with the Nevada Secretary of State, indicates the sole director Jeffrey Taylor as the President, Secretary, and Treasurer.

GOING CONCERN - The Company has incurred net losses of approximately $5,950 for the period from June 23, 2008 (Date of Inception) through June 30, 2008 and has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

YEAR END - The Company's year end is June 30, with its initial period being from June 23, 2008 to June 30,2008.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from June 23, 2008 (Date of Inception) through June 30, 2008, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on June 23, 2008 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

RECENT ACCOUNTING PRONOUNCEMENTS - In March 2008, the FASB issued SFAS No. 161, "Disclosures About Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," (SFAS "161") as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The Company is currently evaluating the impact that FAS 161 will have on our financial statements.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - An interpretation of FASB Statement No. 60". SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise's risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings cause by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of the Company's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. As of June 30, 2008, the Company has not adopted this statement and management has not determined the effect that adopting this statement would have on the Company's financial position or results of operations

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51 ("SFAS No. 160"), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. SFAS No. 160 is effective as of the beginning of an entity's first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. Management has not determined the effect that adopting this statement would have on the Company's financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the entity's first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations completed by the Company prior to January 1, 2009 will be recorded and disclosed following existing GAAP. Management has not determined the effect that adopting this statement would have on the Company's financial position or results of operations.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006, FASB issued SFAS No. 157, Fair Value Measure" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company is the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of adopting SFAS No. 157 but does not expect that it will have a significant effect on its financial position or results of operations.

In June 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109 ("FIN 48"). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB No. 109,"Accounting for Income taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company has determined that the adoption of Statement No. 158 did not have any material impact on the Company's results of operations or financial position

2. PROPERTY AND EQUIPMENT

As of June 30, 2008, the Company does not own any property and/or equipment.

3. MINERAL PROPERTY

Effective June 26, 2008, the Company entered into a Mineral Property Option Agreement (the "Agreement") with T.L. Sadlier-Brown, whereby the Company obtained an option to acquire the VIN Mineral Claim located in the Princenton Mining Division of British Columbia (the "VIN Mineral Claim").

Under the terms of the Agreement, the Company paid $2,500 by June 30, 2008 and in order to maintain the option, is required to pay a further $5,000 by June 30, 2009 and an additional $7,500 by June 30, 2010. Upon completion of the required payments, which may be accelerated at the Company's option, the Company will own an undivided 100% interest in the VIN Mineral Claim subject to a 2% net smelter returns royalty reserved in favour of the Optionor.

                            LAKE FOREST MINERALS INC.
                         (An Exploration Stage Company)
                        Notes to the Financial Statements


3. MINERAL PROPERTY (continued)

Prior to completing the payments required under the Agreement, the Company has the right to conduct exploration and development activities on the property at its sole discretion and may, having provided notice to the vendor, terminate the Agreement and relieve itself from any obligations thereunder.

The cost of the mineral property option was initially capitalized. The Company has recognized an impairment loss of $2,500, as it has not yet been determined whether there are proven or probable reserves on the property.

4. STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized with a par value of $0.001 per share.

A total of 8,000,000 shares of the Company's common stock were issued to the sole director of the Company pursuant to a stock subscription agreement at $0.0015 per share for total proceeds of $12,000.

5. RELATED PARTY TRANSACTIONS

Jeffrey Taylor, the sole officer and director of the Company will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 prospectus offering.

As of June 30, 2008 there are no other related party transactions between the Company and any officers other than those mentioned above.

6. STOCK OPTIONS

As of June 30, 2008, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. ADVERTISING COSTS
The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2008.

8. SUBSEQUENT EVENTS

The Company expects to file an S-1 registration statement on July 31, 2008 with the Securities and Exchange Commission in order to raise an aggregate amount of $30,000 from the sale of 3,000,000 common shares at $0.01 per share.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

      Securities and Exchange Commission registration fee          $    2
      Accounting fees and expenses                                 $2,500
      Legal fees                                                   $1,500
      Preparation and EDGAR conversion fees                        $  250
      Transfer Agent fees                                          $  500
      Printing                                                     $  100
                                                                   ------
      Total                                                        $4,852
                                                                   ======

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Lake Forest Minerals allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Lake Forest Minerals, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In June 2008, a total of 8,000,000 shares of common stock were issued in exchange for $12,000 US, or $.0015 per share. These securities were issued to Mr. Taylor, the officer and director of the company.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5.1       Opinion re: Legality
     Exhibit 10        Mineral Property Option Agreement
     Exhibit 23.1      Consent of counsel (See Exhibit 5)
     Exhibit 23.2      Consent of independent auditor
     Exhibit 23.3      Consent of geologist (See Section 19.0, subsection 11.0,
                        of Exhibit 99.2)
     Exhibit 99.1      Subscription Agreement
     Exhibit 99.2      Geology Report

                                  UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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
          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Carson City, NV on August 4, 2008.

                                      Lake Forest Minerals Inc.


                                          /s/ Jeffrey Taylor
                                          ------------------------------------
                                      By: Jeffrey Taylor, Director
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Jeffrey Taylor                                                August 4, 2008
---------------------------------------                           --------------
Jeffrey Taylor, President & Director                                   Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer)


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